Exhibit 99.1

DESTINATION MATERNITY CORPORATION ANNOUNCES SENIOR LEADERSHIP TRANSITION

AND APPOINTS NEW BOARD MEMBER

CEO Marla Ryan to Step Down; Board Initiates CEO Search

Lisa Gavales Named Chair of Newly Created Interim Office of the CEO

Company Adds Gene Davis to Board of Directors

MOORESTOWN, N.J. – (June 12, 2019) – Destination Maternity Corporation (Nasdaq: DEST) announced today that Marla Ryan, by mutual agreement with the Board of Directors, will step down as Chief Executive Officer, effective June 13, 2019. Destination Maternity also announced it has appointed Gene Davis to its Board of Directors. Upon his appointment, Mr. Davis will serve as Chairman of the Destination Maternity Board of Directors.

Senior Leadership Transition

Destination Maternity today announced that Marla Ryan, by mutual agreement with the Board, will step down as Chief Executive Officer, effective June 13, 2019. Ms. Ryan will remain with the Company to assist with the transition and will also assume a new role as President of product design, sourcing and merchandising.

The Destination Maternity Board has created an interim Office of the CEO, which will provide ongoing leadership and oversight of the day-to-day operations of the Company while a search is conducted for a new CEO. The interim Office of the CEO will be comprised of Lisa Gavales, a member of the Board of Directors, Marla Ryan, now President of product design, sourcing and merchandising and Dave Helkey, current CFO and COO. Ms. Gavales will serve as Chair of the Office of the CEO.

Lisa Gavales, a member of Destination Maternity’s Board of Directors, said, “As the Company strives to improve its performance and deliver profitable growth, the Board of Directors unanimously determined that the Company would benefit from new leadership and enhanced execution. In addition to beginning an active and immediate search for a new permanent CEO, the Board will also conduct a comprehensive review of the Company’s strategic initiatives to ensure that the Company is pursuing an aggressive strategy to effect real and sizeable change in the business.”

Ms. Gavales added, “We would also like to thank Marla for her tireless efforts and dedication as CEO of Destination Maternity and we look forward to her continued contributions as she moves into her new role with the Company.”

New Board Member

Destination Maternity also announced today that Gene Davis will join its Board of Directors, effective June 13, 2019, serving as Chairman of the Destination Maternity Board of Directors.

“We are thrilled to be adding Gene to the Board,” said Ms. Gavales. “Gene is a uniquely talented executive who brings highly relevant turnaround management and strategic planning experience that will be valuable to the Board as we look to strengthen the business and drive long term shareholder value. We look forward to his immediate contributions.”

Currently, Mr. Davis serves as the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Mr. Davis’ career includes extensive retail experience. He has advised, managed and served in various senior leadership positions in the retail space throughout his career, specializing in difficult turnaround situations with a focus on maximizing shareholder value. He was the President, Vice Chairman and a director of Emerson Radio Corporation, a consumer electronics company, from 1990 to 1997 and was the Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc., a direct-mail marketer of sports equipment, from 1996 to 1997.

Mr. Davis began his career in 1980 as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and was in private practice from 1984 to 1998. Mr. Davis is and has also been a director of several private and public companies in various industries.

About Destination Maternity

Destination Maternity is the leading designer and omni-channel retailer of maternity apparel in the United States, with the only nationwide chain of maternity apparel specialty stores, as well as a deep and expansive assortment available through multiple online distribution points, including our three brand-specific websites. As of May 4, 2019, we operate 998 retail locations, including 452 stores in the United States, Canada and Puerto Rico, and 546 leased departments located within department stores and baby specialty stores throughout the United States and Canada. We also sell our merchandise on the Internet, primarily through our Motherhood.com, APeaInThePod.com and DestinationMaternity.com websites. We also sell our merchandise through our Canadian website, MotherhoodCanada.ca, through Amazon.com in the United States, and through websites of certain of our retail partners, including Macys.com. Our 452 stores operate under three retail nameplates: Motherhood Maternity®, A Pea in the Pod® and Destination Maternity®. We also operate 546 leased departments within leading retailers such as Macy’s®, buybuy BABY® and Boscov’s®. Generally, we are the exclusive maternity apparel provider in our leased department locations.

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding earnings, net sales, comparable sales, other results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and international franchise relationships and marketing partnerships, future sales trends in our various sales channels, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire, develop and retain senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, our compliance with applicable financial and other covenants under our financing arrangements, potential debt prepayments, the trading liquidity of our common stock, changes in market interest rates, our compliance with certain tax incentive and abatement programs, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the SEC, or in materials incorporated therein by reference.

Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. The Company assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.

Contact

Sloane & Company

Erica Bartsch / Alex Kovtun, 212-486-9500

Ebartsch@sloanepr.com / Akovtun@sloanepr.com

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